Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Fourth Quarter and Full Year Fiscal 2024 Results
Fourth quarter summary:
•     GAAP revenue increased 4.7% and GAAP operating income increased 1.2% for the fiscal three months ended June 30, 2024, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 6.4% and non-GAAP adjusted operating income increased 5.3% for the fiscal three months ended June 30, 2024, compared to the prior fiscal year quarter.1
▪     GAAP EPS was $1.38 per diluted share for the fiscal three months ended June 30, 2024, compared to $1.34 per diluted share in the prior fiscal year quarter.
Fiscal year summary:
•     GAAP revenue increased 6.6% and GAAP operating income increased 1.8% for the fiscal year ended June 30, 2024, compared to the prior fiscal year.
•     Non-GAAP adjusted revenue increased 7.4% and non-GAAP adjusted operating income increased 10.3% for the fiscal year ended June 30, 2024, compared to the prior fiscal year.1
▪     GAAP EPS was $5.23 per diluted share for the fiscal year ended June 30, 2024, compared to $5.02 per diluted share in the prior fiscal year.
▪     Cash and cash equivalents were $38 million at June 30, 2024, and $12 million at June 30, 2023.
▪     Debt outstanding related to credit facilities was $150 million at June 30, 2024, and $275 million at June 30, 2023.
Full year fiscal 2025 guidance:2

	Current
GAAP	Low	High
Revenue	$2,369	$2,391
Operating margin	23.0%	23.2%
EPS	$5.78	$5.87

Non-GAAP[3]
Adjusted revenue	$2,353	$2,375
Adjusted operating margin	22.7%	22.8%

Fourth Qtr Revenue		Fourth Qtr Operating Income		FY2024 Net Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased	increased	increased
4.7%	6.4%	1.2%	5.3%	4.1%	13.3%

FY2024 Revenue		FY2024 Operating Income		FY2024 EBITDA

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	Non-GAAP[4]
increased	increased	increased	increased	increased
6.6%	7.4%	1.8%	10.3%	8.3%

Monett, MO, August 20, 2024 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for the fiscal fourth quarter and full fiscal year ended June 30, 2024.
1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2 The full fiscal year guidance assumes no acquisitions or dispositions are made during fiscal year 2025.
3 See tables below on page 8 reconciling fiscal year 2024 GAAP to non-GAAP guidance.
4 See table below on page 14 reconciling net income to non-GAAP EBITDA.

1

According to Greg Adelson, President and CEO, “We are very pleased to report overall strong financial performance results for the fourth quarter and full 2024 fiscal year. We produced record revenue and operating income in fiscal year 2024 along with our highest-ever sales bookings in both the fourth quarter and fiscal year. Technology spending remains robust with significant demand for our innovative solutions. Even with record sales bookings, we continued to replenish and keep our sales pipeline near its all-time high. We are well positioned for future growth as we continue to invest in innovation, execute on our strategy, and deliver for our clients and shareholders.”

Operating Results
Revenue, operating expenses, operating income, and net income for the three months and fiscal year ended June 30, 2024, compared to the three months and fiscal year ended June 30, 2023, were as follows:

Revenue
(Unaudited, In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2024	2023		2024	2023
Revenue
Services and Support	$316,739	$311,931	1.5%	$1,275,954	$1,214,701	5.0%
Percentage of Total Revenue	56.6%	58.3%		57.6%	58.5%
Processing	243,173	222,703	9.2%	939,589	863,001	8.9%
Percentage of Total Revenue	43.4%	41.7%		42.4%	41.5%
REVENUE	$559,912	$534,634	4.7%	$2,215,543	$2,077,702	6.6%

•Services and support revenue increased for the three months ended June 30, 2024, primarily driven by growth in data processing and hosting revenue of 11.5%. The increase in services and support revenue was partially offset by the decrease in deconversion revenue quarter over quarter. Processing revenue increased for the three months ended June 30, 2024, primarily driven by growth in card revenue of 8.3% and transaction and digital revenue of 14.0%. Other drivers were increases in payment processing and remote capture and ACH revenues.
•Services and support revenue increased for the fiscal year ended June 30, 2024, primarily driven by growth in data processing and hosting revenue of 10.9%. Other drivers were increases in software usage, consulting, and hardware revenues. The increase in services and support revenue was partially offset by the decrease in deconversion revenue fiscal year over fiscal year. Processing revenue increased for the fiscal year ended June 30, 2024, primarily driven by growth in card revenue of 6.2% and transaction and digital revenue of 17.7%. Other drivers were increases in payment processing, remote capture and ACH, and other processing revenues.
•For the three months ended June 30, 2024, core segment revenue increased 3.0%, payments segment revenue increased 7.7%, complementary segment revenue increased 2.7%, and corporate and other segment revenue increased 5.8%. For the three months ended June 30, 2024, non-GAAP adjusted core segment revenue increased 4.4%, non-GAAP adjusted payments segment revenue increased 8.4%, non-GAAP adjusted complementary segment revenue increased 6.0%, and non-GAAP adjusted corporate and other segment revenue increased 6.3% (see revenue lines of segment break-out tables on pages 5 and 6 below).
•For the fiscal year ended June 30, 2024, core segment revenue increased 6.4%, payments segment revenue increased 6.6%, complementary segment revenue increased 5.9%, and corporate and other segment revenue increased 14.3%. For the fiscal year ended June 30, 2024, non-GAAP adjusted core segment revenue increased 7.1%, non-GAAP adjusted payments segment revenue increased 6.7%, non-GAAP adjusted complementary segment revenue increased 7.7%, and non-GAAP adjusted corporate and other segment revenue increased 14.4% (see revenue lines of segment break-out tables on pages 6 and 7 below).

2

Operating Expenses and Operating Income
(Unaudited, In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2024	2023		2024	2023
Cost of Revenue	$327,272	$308,868	6.0%	$1,299,477	$1,219,062	6.6%
Percentage of Total Revenue[5]	58.5%	57.8%		58.7%	58.7%
Research and Development	39,892	38,498	3.6%	148,256	142,678	3.9%
Percentage of Total Revenue[5]	7.1%	7.2%		6.7%	6.9%
Selling, General, and Administrative	67,122	63,069	6.4%	278,419	235,274	18.3%
Percentage of Total Revenue[5]	12.0%	11.8%		12.6%	11.3%
OPERATING EXPENSES	434,286	410,435	5.8%	1,726,152	1,597,014	8.1%

OPERATING INCOME	$125,626	$124,199	1.2%	$489,391	$480,688	1.8%
Operating Margin[5]	22.4%	23.2%		22.1%	23.1%
•Cost of revenue increased for the three months ended June 30, 2024, primarily due to higher direct costs generally consistent with increases in the related revenue, higher personnel costs, and increased internal licenses and fees. Cost of revenue increased for the fiscal year ended June 30, 2024, primarily due to increased personnel costs, higher direct costs generally consistent with increases in the related revenue, and increased internal licenses and fees.
•Research and development expense increased for the three months ended June 30, 2024, primarily due to higher consulting and other professional services (net of capitalization) and increased cloud consumption costs (net of capitalization). Research and development expense increased for the fiscal year ended June 30, 2024, primarily due to higher cloud consumption (net of capitalization) and increased personnel costs (net of capitalization) related to the Jack Henry Platform and Payrailz, LLC ("Payrailz").6
•Selling, general, and administrative expense increased for the three months ended June 30, 2024, primarily due to higher personnel costs, including increased commissions, payroll taxes, and medical benefits expenses. Selling, general, and administrative expense increased for the fiscal year ended June 30, 2024, primarily due to higher personnel costs, including the voluntary employee departure incentive payment (VEDIP) program7 and commissions expenses.
Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2024	2023		2024	2023
Income Before Income Taxes	$130,384	$123,950	5.2%	$498,019	$474,574	4.9%
Provision for Income Taxes	29,311	26,177	12.0%	116,203	107,928	7.7%
NET INCOME	$101,073	$97,773	3.4%	$381,816	$366,646	4.1%
Diluted earnings per share	$1.38	$1.34	3.3%	$5.23	$5.02	4.2%
•Effective tax rates for the three months ended June 30, 2024, and 2023, were 22.5% and 21.1%, respectively. Effective tax rates for the fiscal year ended June 30, 2024, and 2023, were 23.3% and 22.7%, respectively.

According to Mimi Carsley, CFO and Treasurer, “For both the fourth quarter and the fiscal year, our private cloud and processing services continued to drive robust revenue growth. These key areas of revenue had strong, organic revenue growth of 9%, while overall revenue grew over 7% on a non-GAAP basis and non-GAAP operating income grew over 10%.”

5 Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.
6 On August 31, 2022, the Company acquired all the equity interest in Payrailz.
7 The VEDIP program was a Company voluntary separation program offered to certain eligible employees beginning in July 2023.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the three months ended June 30, 2024, and fiscal year ended June 30, 2024, compared to the three months ended June 30, 2023, and fiscal year ended June 30, 2023, excluding the impacts of deconversions, the VEDIP program expense,* the (gain)/loss on sale of assets, net, and the acquisition.

On August 31, 2022, the Company acquired all the equity interest in Payrailz (the "acquisition"). Payrailz related revenue, operating expenses, operating income, and net income excluded in the tables below in the column for the year ended June 30, 2024, include Payrailz activity for the first two months of the fiscal year only.

(Unaudited, In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2024	2023		2024	2023

GAAP Revenue**	$559,912	$534,634	4.7%	$2,215,543	$2,077,702	6.6%

Adjustments:
Deconversion revenue	(6,693)	(14,733)		(16,554)	(31,775)
Revenue from acquisition	—	—		(1,945)	—

NON-GAAP ADJUSTED REVENUE**	$553,219	$519,901	6.4%	$2,197,044	$2,045,927	7.4%

GAAP Operating Income	$125,626	$124,199	1.2%	$489,391	$480,688	1.8%

Adjustments:
Operating income from deconversions	(5,594)	(13,054)		(13,146)	(27,513)
VEDIP program expense*	—	—		16,443	—
Operating loss from acquisition	—	—		2,237	—
(Gain)/loss on sale of assets, net	—	2,816		—	(4,567)

NON-GAAP ADJUSTED OPERATING INCOME	$120,032	$113,961	5.3%	$494,925	$448,608	10.3%
Non-GAAP Adjusted Operating Margin***	21.7%	21.9%		22.5%	21.9%

GAAP Net Income	$101,073	$97,773	3.4%	$381,816	$366,646	4.1%

*The VEDIP program expense for the fiscal year ended June 30, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.
**GAAP revenue is comprised of services and support and processing revenues (see page 2). Reducing services and support revenue by deconversion revenue for the three months ended June 30, 2024, and 2023 which was $6,693 for the current fiscal year quarter and $14,733 for the prior fiscal year quarter, results in non-GAAP adjusted services and support revenue growth of 4.3% quarter over quarter. There were no non-GAAP adjustments to processing revenue for the three months ended June 30, 2024, or 2023 .
Reducing services and support revenue by deconversion revenue for the year ended June 30, 2024, and 2023, which was $16,554 for the current fiscal year and $31,775 for the prior fiscal year, and by $2 of revenue from the acquisition in the current fiscal year, results in non-GAAP adjusted services and support revenue growth of 6.5% year over year. Reducing processing revenue by revenue from the acquisition for the year ended June 30, 2024, which was $1,943, results in non-GAAP adjusted processing revenue growth of 8.6% year over year.
***Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.

4

(Unaudited, In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2024	2023		2024	2023

GAAP Net Income	$101,073	$97,773	3.4%	$381,816	$366,646	4.1%

Adjustments:
Net income from deconversions	(5,594)	(13,054)		(13,146)	(27,513)
VEDIP program expense*	—	—		16,443	—
Net loss from acquisition	—	—		4,656	—
(Gain)/loss on sale of assets, net	—	2,816		—	(4,567)
Tax impact of adjustments**	1,343	2,456		(1,909)	7,699

NON-GAAP ADJUSTED NET INCOME	$96,822	$89,991	7.6%	$387,860	$342,265	13.3%
*The VEDIP program expense for the fiscal year ended June 30, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.
**The tax impact of adjustments is calculated using a tax rate of 24% for the three months ended June 30, 2024, and 2023, and for the fiscal year ended June 30, 2024, and 2023. The tax rate for non-GAAP adjustment items takes a broad look at our recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended June 30, 2024
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$172,040	$212,593	$155,149	$20,130	$559,912
Non-GAAP adjustments*	(2,407)	(2,367)	(1,777)	(142)	(6,693)
NON-GAAP ADJUSTED REVENUE	169,633	210,226	153,372	19,988	553,219

GAAP COST OF REVENUE	69,900	111,787	64,295	81,290	327,272
Non-GAAP adjustments*	(415)	(66)	(188)	—	(669)
NON-GAAP ADJUSTED COST OF REVENUE	69,485	111,721	64,107	81,290	326,603

GAAP SEGMENT INCOME	$102,140	$100,806	$90,854	$(61,160)
Segment Income Margin**	59.4%	47.4%	58.6%	(303.8)%

NON-GAAP ADJUSTED SEGMENT INCOME	$100,148	$98,505	$89,265	$(61,302)
Non-GAAP Adjusted Segment Income Margin**	59.0%	46.9%	58.2%	(306.7)%

Research and Development					39,892
Selling, General, and Administrative					67,122
Non-GAAP adjustments unassigned to a segment***					(430)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					433,187

NON-GAAP ADJUSTED OPERATING INCOME					$120,032
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

5

	Three Months Ended June 30, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$167,085	$197,466	$151,059	$19,024	$534,634
Non-GAAP adjustments*	(4,676)	(3,510)	(6,330)	(217)	(14,733)
NON-GAAP ADJUSTED REVENUE	162,409	193,956	144,729	18,807	519,901

GAAP COST OF REVENUE	69,554	106,699	59,673	72,942	308,868
Non-GAAP adjustments*	(256)	(82)	(269)	(3)	(610)
NON-GAAP ADJUSTED COST OF REVENUE	69,298	106,617	59,404	72,939	308,258

GAAP SEGMENT INCOME	$97,531	$90,767	$91,386	$(53,918)
Segment Income Margin	58.4%	46.0%	60.5%	(283.4)%

NON-GAAP ADJUSTED SEGMENT INCOME	$93,111	$87,339	$85,325	$(54,132)
Non-GAAP Adjusted Segment Income Margin	57.3%	45.0%	59.0%	(287.8)%

Research and Development					38,498
Selling, General, and Administrative					63,069
Non-GAAP adjustments unassigned to a segment**					(3,885)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					405,940

NON-GAAP ADJUSTED OPERATING INCOME					$113,961
*Revenue non-GAAP adjustments for all segments were deconversion revenues. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs of $(1,068) and loss on sale of assets, net, of $(2,817).

	Year Ended June 30, 2024
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$690,738	$817,708	$618,211	$88,886	$2,215,543
Non-GAAP adjustments*	(7,292)	(7,781)	(3,217)	(209)	(18,499)
NON-GAAP ADJUSTED REVENUE	683,446	809,927	614,994	88,677	2,197,044

GAAP COST OF REVENUE	287,349	442,084	256,007	314,037	1,299,477
Non-GAAP adjustments*	(1,065)	(3,573)	(903)	(24)	(5,565)
NON-GAAP ADJUSTED COST OF REVENUE	286,284	438,511	255,104	314,013	1,293,912

GAAP SEGMENT INCOME	$403,389	$375,624	$362,204	$(225,151)
Segment Income Margin	58.4%	45.9%	58.6%	(253.3)%

NON-GAAP ADJUSTED SEGMENT INCOME	$397,162	$371,416	$359,890	$(225,336)
Non-GAAP Adjusted Segment Income Margin	58.1%	45.9%	58.5%	(254.1)%

Research and Development					148,256
Selling, General, and Administrative					278,419
Non-GAAP adjustments unassigned to a segment**					(18,468)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,702,119

NON-GAAP ADJUSTED OPERATING INCOME					$494,925
*Revenue non-GAAP adjustments for the Core, Complementary, and Corporate and Other segments were deconversion revenue. Revenue non-GAAP adjustments for the Payments segment were deconversion revenue of $(5,836) and acquisition revenue of $(1,945). Cost of revenue non-GAAP adjustments for the Core and Complementary segments were deconversion costs. Cost of revenue non-GAAP adjustments for the Payments and Corporate and Other segments were deconversion costs of $(259) and $(4), respectively, and acquisition costs of $(3,314) and $(20), respectively.
**Non-GAAP adjustments unassigned to a segment were selling, general, and administrative VEDIP expenses, deconversion costs, and acquisition costs of $(16,443), $(1,177), and $(192), respectively, and research and development acquisition costs of $(656).

6

	Year Ended June 30, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$649,045	$767,309	$583,586	$77,762	$2,077,702
Non-GAAP adjustments*	(10,924)	(7,924)	(12,649)	(278)	(31,775)
NON-GAAP ADJUSTED REVENUE	638,121	759,385	570,937	77,484	2,045,927

GAAP COST OF REVENUE	276,818	420,880	237,758	283,606	1,219,062
Non-GAAP adjustments*	(913)	(303)	(807)	(23)	(2,046)
NON-GAAP ADJUSTED COST OF REVENUE	275,905	420,577	236,951	283,583	1,217,016

GAAP SEGMENT INCOME	$372,227	$346,429	$345,828	$(205,844)
Segment Income Margin	57.3%	45.1%	59.3%	(264.7)%

NON-GAAP ADJUSTED SEGMENT INCOME	$362,216	$338,808	$333,986	$(206,099)
Non-GAAP Adjusted Segment Income Margin	56.8%	44.6%	58.5%	(266.0)%

Research and Development					142,678
Selling, General, and Administrative					235,274
Non-GAAP adjustments unassigned to a segment**					2,351
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,597,319

NON-GAAP ADJUSTED OPERATING INCOME					$448,608
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Non-GAAP adjustments unassigned to a segment were the selling, general, and administrative gain on sale of assets, net, and deconversion costs of $4,567 and $(2,216), respectively.

7

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2025. Fiscal year 2025 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses and assumes no acquisitions or dispositions are made during the fiscal year.
For comparison and reconciliation, the table below also shows fiscal 2024 reported results, fiscal 2024 results adjusted for fiscal 2025 comparison, and fiscal 2024 acquisition activity. Fiscal 2024 non-GAAP guidance excluded the impacts of deconversion revenue and related operating expenses, acquisition revenue and costs related to the August 31, 2022, Payrailz acquisition, and costs related to the July 2023 VEDIP program.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY25		Adjusted for FY25 Comparison	Reported	Acquisition Activity**
	Low	High	FY24	FY24	FY24
GAAP REVENUE	$2,369	$2,391	$2,216	$2,216	$—
Growth	6.9%	7.9%
Deconversions*	$16	$16	$17	$17	$—
Acquisition**				$2	$(2)
NON-GAAP ADJUSTED REVENUE***	$2,353	$2,375	$2,199	$2,197	$2
Non-GAAP Adjusted Growth	7.0%	8.0%

GAAP OPERATING EXPENSES	$1,823	$1,836	$1,726	$1,726	$—
Growth	5.6%	6.4%
Deconversion costs*	$3	$3	$3	$3	$—
Acquisition costs**	—	—	$—	$4	$(4)
VEDIP Program****	—	—	$16	$16	$—
NON-GAAP ADJUSTED OPERATING EXPENSES***	$1,820	$1,833	$1,706	$1,702	$4
Non-GAAP Adjusted Growth	6.7%	7.4%

GAAP OPERATING INCOME	$546	$555	$489	$489	$—
Growth	11.6%	13.3%

GAAP OPERATING MARGIN	23.0%	23.2%	22.1%	22.1%

NON-GAAP ADJUSTED OPERATING INCOME***	$533	$542	$493	$495	$(2)
Non-GAAP Adjusted Growth	8.2%	9.9%

NON-GAAP ADJUSTED OPERATING MARGIN	22.7%	22.8%	22.4%	22.5%

GAAP EPS*****	$5.78	$5.87	$5.23	$5.23	$—
Growth	10.6%	12.3%

Non-GAAP EPS*****	$5.65	$5.74	$5.26	$5.31	$(0.05)
Growth	7.3%	9.0%
*Deconversion revenue and related operating expenses are based on estimates for the year ended June 30, 2025, based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on August 12, 2024.
**Excluded acquisition revenue and costs are for the first two months of fiscal year ended June 30, 2024 only (see "Impact of Non-GAAP Adjustments" on page 4).
***GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.
****This cost relates to the group of employees who participated in a Company VEDIP program offered in July 2023 to certain employees of a specified minimum age who had reached a specified minimum number of years of service with the Company.
*****The GAAP to Non-GAAP EPS reconciliation table is below on page 15.

8

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $38 million at June 30, 2024, and $12 million at June 30, 2023.
•Trade receivables were $333 million at June 30, 2024, compared to $361 million at June 30, 2023.
•The Company had $150 million of borrowings at June 30, 2024 compared to $275 million of borrowings at June 30, 2023.
•Deferred revenue decreased to $389 million at June 30, 2024, compared to $400 million at June 30, 2023.
•Stockholders' equity increased to $1,842 million at June 30, 2024, compared to $1,609 million at June 30, 2023.

*See table below for Net Cash Provided by Operating Activities and on page 14 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Return on Invested Capital (ROIC) to GAAP measures are also on page 14. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Year Ended June 30,
	2024	2023
Net income	$381,816	$366,646
Depreciation	46,342	48,720
Amortization	153,562	142,006
Change in deferred income taxes	(909)	(48,199)
Other non-cash expenses	32,714	24,094
Change in receivables	28,219	(12,067)
Change in deferred revenue	(10,797)	(10,547)
Change in other assets and liabilities*	(62,906)	(129,094)
NET CASH FROM OPERATING ACTIVITIES	$568,041	$381,559
*For the year ended June 30, 2024, includes the change in prepaid expenses, prepaid cost of product and other of $(115,558) and change in accrued expenses of $37,292. For the year ended June 30, 2023, includes the change in prepaid expenses, prepaid cost of product and other of $(112,316).

9

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Year Ended June 30,
	2024	2023
Payment for acquisitions, net of cash acquired*	$—	$(229,628)
Capital expenditures	(58,118)	(39,179)
Proceeds from dispositions	904	27,939
Purchased software	(7,130)	(1,685)
Computer software developed	(167,175)	(166,120)
Purchase of investments	(8,646)	(1,000)
NET CASH FROM INVESTING ACTIVITIES	$(240,165)	$(409,673)
*During first quarter fiscal 2023, the Company completed its acquisition of Payrailz.

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Year Ended June 30,
	2024	2023
Borrowings on credit facilities*	$475,000	$810,000
Repayments on credit facilities and financing leases	(600,000)	(650,060)
Purchase of treasury stock	(28,055)	(25,000)
Dividends paid	(155,877)	(147,237)
Net cash from issuance of stock and tax related to stock-based compensation	7,097	3,867
NET CASH FROM FINANCING ACTIVITIES	$(301,835)	$(8,430)
*The Company's acquisition of Payrailz during first quarter fiscal 2023 was primarily funded by new borrowings under the Company's credit facilities.

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Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, return on invested capital (ROIC), non-GAAP adjusted net income, and non-GAAP earnings per share (EPS).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted operating expenses, adjusted net income, and non-GAAP EPS eliminate one-time deconversion revenue and associated costs, the effects of acquisitions and divestitures, the VEDIP program expense, and the gain on sale of assets, net, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversions, acquisitions and divestitures, the VEDIP program expense, and the gain on sale of assets, net. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.
Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

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About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 48 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on August 21, 2024, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

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Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2024	2023		2024	2023

REVENUE	$559,912	$534,634	4.7%	$2,215,543	$2,077,702	6.6%

Cost of Revenue	327,272	308,868	6.0%	1,299,477	1,219,062	6.6%
Research and Development	39,892	38,498	3.6%	148,256	142,678	3.9%
Selling, General, and Administrative	67,122	63,069	6.4%	278,419	235,274	18.3%
EXPENSES	434,286	410,435	5.8%	1,726,152	1,597,014	8.1%

OPERATING INCOME	125,626	124,199	1.2%	489,391	480,688	1.8%

Interest income	8,647	5,176	67.1%	25,012	8,959	179.2%
Interest expense	(3,889)	(5,425)	(28.3)%	(16,384)	(15,073)	8.7%
Interest Income (Expense), net	4,758	(249)	(2,010.8)%	8,628	(6,114)	(241.1)%

INCOME BEFORE INCOME TAXES	130,384	123,950	5.2%	498,019	474,574	4.9%

Provision for Income Taxes	29,311	26,177	12.0%	116,203	107,928	7.7%

NET INCOME	$101,073	$97,773	3.4%	$381,816	$366,646	4.1%

Diluted net income per share	$1.38	$1.34		$5.23	$5.02
Diluted weighted average shares outstanding	73,069	73,027		73,025	73,096

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)				June 30,		% Change
				2024	2023
Cash and cash equivalents				$38,284	$12,243	212.7%
Receivables				333,033	361,252	(7.8)%
Total assets				2,924,481	2,773,826	5.4%

Accounts payable and accrued expenses				$226,084	$191,785	17.9%
Current and long-term debt				150,000	275,000	(45.5)%
Deferred revenue				388,932	399,729	(2.7)%
Stockholders' equity				1,842,364	1,608,510	14.5%

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Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
(in thousands)	2024	2023		2024	2023
Net income	$101,073	$97,773		$381,816	$366,646
Net interest	(4,758)	249		(8,628)	6,114
Taxes	29,310	26,177		116,203	107,928
Depreciation and amortization	50,690	48,377		199,904	190,726
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(5,594)	(10,238)		3,412	(32,081)
NON-GAAP EBITDA	$170,721	$162,338	5.2%	$692,707	$639,333	8.3%
*The fiscal fourth quarter 2024 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions. The fiscal year 2024 adjustments were for deconversions, the VEDIP program expense, and the acquisition, and were $(13,146), $16,443, and $115, respectively. The fiscal fourth quarter 2023 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions of $(13,054) and gain on sale of assets, net, of $2,816. The fiscal year 2023 adjustments were for deconversions and a gain on sale of assets, net, and were $(27,514) and $(4,567), respectively.

Calculation of Free Cash Flow (Non-GAAP)				Year Ended June 30,
(in thousands)				2024	2023
Net cash from operating activities				$568,041	$381,559
Capitalized expenditures				(58,118)	(39,179)
Internal use software				(7,130)	(1,685)
Proceeds from sale of assets				904	27,939
Capitalized software				(167,175)	(166,120)
FREE CASH FLOW				$336,522	$202,514

Calculation of the Return on Average Shareholders’ Equity				June 30,
(in thousands)				2024	2023
Net income (trailing four quarters)				$381,816	$366,646
Average stockholder's equity (period beginning and ending balances)				1,725,437	1,495,066
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY				22.1%	24.5%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)				June 30,
(in thousands)				2024	2023
Net income (trailing four quarters)				$381,816	$366,646

Average stockholder's equity (period beginning and ending balances)				1,725,437	1,495,066
Average current maturities of long-term debt (period beginning and ending balances)				45,000	34
Average long-term debt (period beginning and ending balances)				167,500	195,000
Average invested capital				$1,937,937	$1,690,100

ROIC				19.7%	21.7%

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GAAP to Non-GAAP EPS Reconciliation Table
Actual Non-GAAP EPS	Pretax	Net of Tax	FY24 Reported	Pretax	Net of Tax	FY24 Adjusted for FY25 comparison

GAAP EPS			$5.23			$5.23

Excluded Activity, net of Tax:
Deconversion	$0.18	$0.14		$0.18	$0.14
VEDIP*	$(0.23)	$(0.17)		$(0.23)	$(0.17)
Acquisition**	$(0.06)	$(0.05)		n/a	n/a

Non-GAAP EPS			$5.31			$5.26

	FY25 Guidance

GAAP EPS	$5.78-$5.87

Excluded Activity, net of Tax:
Deconversion***	$0.13

Non-GAAP EPS	$5.65-$5.74
*This cost relates to the group of employees who participated in a Company VEDIP program offered in July 2023 to certain employees of a specified minimum age who had reached a specified minimum number of years of service with the Company.
**Excluded acquisition revenue and costs are for the first two months of fiscal year ended June 30, 2024 only (see "Impact of Non-GAAP Adjustments" on page 4).
***We are not aware of any other discreet adjustments at this time. Deconversion revenue and related operating expenses are based on estimates for the year ended June 30, 2025, based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on August 12, 2024.

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